                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             UTILICORP UNITED INC.
             (Exact name of Registrant as specified in its charter)

                           DELAWARE                                                       44-0541877
               (State or other jurisdiction of                                         (I.R.S. Employer
                incorporation or organization)                                       Identification No.)

                            ------------------------

                20 W. NINTH STREET, KANSAS CITY, MISSOURI 64105
                                 (816) 421-6600
   (Address, including zip code, of Registrant's principal executive offices)

                             RICHARD C. GREEN, JR.
                             UTILICORP UNITED INC.
                20 W. NINTH STREET, KANSAS CITY, MISSOURI 64105
                                 (816) 421-6600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

         DENNIS P. WILBERT, ESQ.                   ROBERT W. MULLEN, JR., ESQ.
    BLACKWELL SANDERS PEPER MARTIN LLP           MILBANK, TWEED, HADLEY & MCCLOY
           TWO PERSHING SQUARE                       1 CHASE MANHATTAN PLAZA
       2300 MAIN STREET, SUITE 1000                  NEW YORK, NEW YORK 10005
       KANSAS CITY, MISSOURI 64108

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after the Registration Statement becomes effective.
                            ------------------------

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                            PROPOSED
                                                                     PROPOSED                MAXIMUM
                                                                      MAXIMUM               AGGREGATE              AMOUNT OF
        TITLE OF EACH CLASS OF              AMOUNT TO BE          OFFERING PRICE            OFFERING             REGISTRATION
     SECURITIES TO BE REGISTERED             REGISTERED            PER UNIT (1)             PRICE (2)                 FEE
Debt Securities, Common Stock (3),
  par value $1 per share..............      $700,000,000                                  $700,000,000             $194,600

(1) Omitted pursuant to General Instruction II.D of Form S-3.

(2) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

(3) Includes a Preference Stock Purchase Right attached to each share of Common Stock, that, prior to the occurence of certain events, will not be evidenced separately from the Common Stock.

    The prospectus included in this Registration Statement is a combined prospectus as permitted by Rule 429 under the Securities Act of 1933. If the Securities are issued as Senior Notes, the prospectus will also cover $100,000,000 of Senior Notes previously registered and unissued (Registration Statement No. 333-34609).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS DATED       , 1998

PROSPECTUS

                                     [LOGO]

                            ------------------------

                                  $800,000,000

                                DEBT SECURITIES
                                  COMMON STOCK
                               ------------------

   We will provide specific terms of these securities in supplements to this prospectus.
You should read this prospectus and any supplement carefully before you invest.

                            ------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     This Prospectus is dated        , 1998

    The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
ABOUT THIS PROSPECTUS..........................           2
WHERE YOU CAN FIND MORE INFORMATION............           2
THE COMPANY....................................           4
USE OF PROCEEDS................................           4
RATIO OF EARNINGS TO FIXED CHARGES.............           4

                                                    PAGE
                                                    -----
DESCRIPTION OF DEBT
  SECURITIES...................................           4
DESCRIPTION OF COMMON
  STOCK........................................           9
PLAN OF DISTRIBUTION...........................          13
LEGAL OPINIONS.................................          13
EXPERTS........................................          13

                            ------------------------

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus (the "Securities") in one or more offerings up to a total dollar amount of $800,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials that we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. Our Internet address is http://www.utilicorp.com.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

    a.  Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

    b. Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1998.

    c.  Current Report on Form 8-K dated March 16, 1998.

    d. The description of Common Stock contained in our Registration Statement on Form 8-B dated May 5, 1987 and the description of the Preference Stock Purchase Rights set forth in Registration Statement No. 333-14869.

    You may request a copy of these filings, at no cost, by telephoning or writing to us at the following address:

                               Investor Relations
                             UtiliCorp United Inc.
                              20 West Ninth Street
                          Kansas City, Missouri, 64105
                                  816-421-6600

    This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information contained in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

                                  THE COMPANY

    UtiliCorp United Inc. is a multinational energy and energy services company headquartered in Kansas City, Missouri. Our executive offices are located at 20 West Ninth Street, Kansas City, Missouri 64105, and our telephone number is
(816) 421-6600.

                                USE OF PROCEEDS

    Unless otherwise set forth in a prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes including repayment of debt, construction and acquisitions. At September 30, 1998, we had outstanding short-term borrowings (excluding current maturities of long-term debt) of approximately $383.8 million with a weighted average interest rate of 5.89%.

                              RATIO OF EARNINGS TO
                                 FIXED CHARGES

    The ratio of earnings to fixed charges for each of the periods indicated is as follows:

             TWELVE MONTHS
                 ENDED                                  YEARS ENDED
             SEPTEMBER 30,                             DECEMBER 31,
           -----------------               ------------------------------------
                 1998            1997         1996         1995         1994         1993
           -----------------     -----        -----        -----        -----        -----
                    2.25            2.46         2.15         1.93         2.31         2.05

    The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings. For the purpose of these ratios, "earnings" is determined by adding pretax income to "fixed charges". For this purpose "fixed charges" consists of (1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.

                         DESCRIPTION OF DEBT SECURITIES

    The following description of the terms of the Company's debt securities (the "Debt Securities") sets forth certain general terms and provisions. The particular terms of the Debt Securities offered by any prospectus supplement will be described therein. The Debt Securities will be issued under an Indenture, dated as of November 1, 1990, as supplemented (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to or used herein, such sections or defined terms shall be incorporated herein by reference as part of the statements made.

GENERAL

    The Indenture does not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities which may be issued thereunder. The Indenture provides that Debt Securities may be issued from time to time in one or more series. (Section 301). The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company

    Reference is made to the prospectus supplement relating to the particular series of Debt Securities offered thereby for the following terms or additional provisions of such Debt Securities: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Debt Securities will be issued; (4) the date or dates on which such Debt Securities will mature; (5) the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any, or the method by which such rate or rates, if any, will be determined; (6) the date from which such interest, if any, on such Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence, the record dates for any interest payment dates and the person, if different than the registered holder as of the record date, to whom any interest shall be payable; (7) the dates, if any, on which and the price or prices at which such Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by the Company, and the other detailed terms and provisions of such sinking funds; (8) the date, if any, after which and the price or prices at which such Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and the other detailed terms and provisions of such optional redemptions; (9) any additional restrictive covenants included solely for the benefit of such Debt Securities; (10) any additional Events of Default provided solely with respect to such Debt Securities; (11) the currency or currencies in which the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable; (12) the index, if any, with reference to which the amount of principal of (and premium, if any) or interest, if any, on such Debt Securities will be determined; (13) whether a Global Security is to be issued with respect to such Debt Securities, the name of the Depository for such Global Security and the terms, if any, upon which interests in the Global Security may be exchanged for such definitive Debt Securities; and (14) any additional terms of such Debt Securities.

    Unless otherwise provided in the prospectus supplement relating thereto, principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable, and the transfer or exchange of the Debt Securities will be registrable, at the office or agency maintained by the Company for that purpose in New York, New York, provided that, at the option of the Company interest may be paid by check mailed to the address of the Person entitled thereto as it appears on the Security Register. (Sections 301, 305 and 1002).

    Unless otherwise indicated in the prospectus supplement relating thereto, the Debt Securities will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof. (Section 302). No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

    Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. "Original Issue Discount Security" means any security which provides for the declaration of acceleration of the maturity of an amount less than the principal amount thereof upon the occurrence and continuance of an Event of Default. (Section 101).

EVENTS OF DEFAULT

    An Event of Default is defined in the Indenture, with respect to Debt Securities of any series, as: (a) a default in the payment of principal of (or premium, if any, on) any Debt Security at its Maturity; (b) a default in the payment of any interest on any Debt Security when due, continued for 30 days;
(c) a default in the payment of any sinking fund installment, when and as due;
(d) failure by the Company for 60 days after due notice in performance of any other of the covenants or warranties in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a series of Debt Securities other than that series); (e) a default under any indebtedness for money borrowed by the Company resulting in such indebtedness in an aggregate principal amount exceeding $5,000,000 becoming due prior to maturity, without such acceleration having been rescinded within 10 days after due notice of such default as provided in the Indenture; (f) certain events of bankruptcy, insolvency or reorganization of the Company; and (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 501).

    The Indenture provides that, if any Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may, by notice as provided in the Indenture, declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any) or interest, if any, on the Debt Securities of that series and certain other specified defaults) may be waived by the Holders of a majority in principal amount of the Outstanding Debt Securities of that series on behalf of the Holders of all Debt Securities of that series. (Sections 502 and 513).

    Reference is made to the prospectus supplement relating to each series of Outstanding Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

    The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to Debt Securities of any series at the time Outstanding, give to the Holders of the Outstanding Debt Securities of that series notice of such default known to it if uncured or not waived, provided, that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any Debt Security of that series, or in the payment of any sinking fund installment which is provided, the Trustee will be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Outstanding Debt Securities of such series; and, provided further, that such notice shall not be given until 30 days after the occurrence of a default with respect to Outstanding Debt Securities of any series in the performance of a covenant in the Indenture other than for the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of such series or the deposit of any sinking fund installment with respect to the Debt Securities of such series. The term default with respect to any series of Outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default specified in the Indenture and relating to such series of Outstanding Debt Securities, excluding any grace periods and irrespective of any notice requirements. (Section 602).

    The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of any series of Outstanding Debt Securities before proceeding to exercise any right or power under the Indenture at the request of the Holders of such series of Debt Securities. (Section 603). The Indenture provides that the Holders of a majority in principal amount of Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee, provided that the Trustee may decline to act if such direction is contrary to law or the Indenture. (Section 512).

    The Indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default, or specifying any default that exists. (Section 1007).

DEFEASANCE

    The Indenture provides that the Company, at its option, (a) will be discharged from any and all obligations with respect to the Debt Securities (except for certain obligations which include registering the transfer or exchange of the Debt Securities, replacing stolen, lost or mutilated Debt Securities, maintaining paying agencies and holding monies for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, upon the deposit with the Trustee (and in the case of a discharge, 91 days after such deposit), in trust, of money, or U.S. Government Obligations, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Debt Securities on the date such payments are due in accordance with the terms of the Debt Securities to their stated maturities or to and including a redemption date which has been irrevocably designated by the Company for redemption of the Debt Securities. To exercise any such option, the Company is required to meet certain conditions, including delivering to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of the Debt Securities to recognize income, gain or loss for federal income tax purposes. (Sections 403 and 1008).

MODIFICATION OF THE INDENTURE

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in principal amount of each series of Outstanding Debt Securities affected thereby (voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Outstanding Debt Securities of such series, except that no such supplemental indenture may (a) change the Stated Maturity of any Debt Security,
(b) reduce the principal amount of, or the rate of interest or any premium on, any Debt Security, (c) change the place or currency of payment on any Debt Security, (d) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof, (e) reduce the above-stated percentage of Outstanding Debt Securities necessary to modify or amend the Indenture, or (f) reduce the percentage of aggregate principal amount of Outstanding Debt Securities necessary for waiver of compliance with certain provisions of the Indenture or for the waiver of certain covenants and defaults. (Section 902).

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Indenture contains a provision permitting the Company, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, to consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any Person or to acquire or lease the assets of any Person substantially as an entirety or to permit any corporation to merge into the Company, provided that: (i) the successor is a corporation organized under the laws of any domestic jurisdiction; (ii) the successor corporation, if other than the Company, assumes the Company's obligations on the Debt Securities and under the Indenture; and (iii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing. (Section 801).

    Certain of the covenants described above would not necessarily afford the Holders protection in the event of a highly leveraged transaction involving the Company, such as a leveraged buyout. However, issuance of long-term debt by the Company requires regulatory approval.

OUTSTANDING DEBT SECURITIES

    The Indenture provides that, in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, (i) the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be that portion of the principal amount thereof that could be declared to be due and payable upon the occurrence of an Event of Default and the continuation thereof pursuant to the terms of such Original Issue Discount Security as of the date of such determination, and (ii) Debt Securities owned by the Company or any of its Affiliates shall not be deemed to be Outstanding. (Section 101).

REGARDING THE TRUSTEE

    The Company has a bank line of credit with the Trustee and maintains depository and other banking relationships with the Trustee.

                          DESCRIPTION OF COMMON STOCK

    The following description of the terms of the Common Stock sets forth general terms and provisions of the Company's Common Stock and does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), and the Company's Michigan Gas Utilities Indenture, dated as of July 1, 1951, as amended and supplemented (the "MGU Indenture"), securing the first mortgage bonds issued by Michigan Gas Utilities Company under the MGU Indenture and assumed by the Company in connection with its acquisition of Michigan Gas Utilities Company.

    The total number of shares of capital stock which the Company has authority to issue is 230,000,000 shares, consisting of 200,000,000 shares of Common Stock, par value $1 per share (the "Common Stock"), 10,000,000 shares of Preference Stock, without par value (the "Preferrence Stock"), and 20,000,000 shares of Class A Common Stock, par value $1 per share (the "Class A Common Stock").

DIVIDEND RIGHTS AND LIMITATIONS

    Subject to the limitations referred to below, dividends may be declared on the Common Stock out of funds legally available therefor.

    Cash dividends on and acquisition of the Company's capital stock are restricted by provisions of the Company's MGU Indenture. Under the most restrictive of these provisions, the Company may not declare or pay any dividend (other than a dividend payable in shares of its capital stock), whether in cash or in stock or otherwise acquire any shares of any class of its capital stock if, after giving effect thereto, the sum of (i) the aggregate amount of all dividends declared and all other distributions made (other than dividends declared or distributions made in shares of its capital stock) on shares of its capital stock, of any class, subsequent to December 31, 1984, plus (ii) the excess, if any, of the amount applied to or set apart for the purchase or other acquisition of any shares of its capital stock, of any class, subsequent to December 31, 1984, over such amounts as shall have been received by the Company as the net cash proceeds of sales of shares of its capital stock, of any class, subsequent to December 31, 1984, would exceed the sum of the net income of the Company since January 1, 1985, plus $50 million. In addition, the Company may not declare such dividends unless it maintains a tangible net worth of at least $250 million and the aggregate principal amount of its outstanding indebtedness does not exceed 70% of its capitalization. None of the Company's retained earnings was restricted as to payment of cash dividends on its capital stock as of September 30, 1998.

VOTING RIGHTS

    The holders of Common Stock are entitled to one vote for each share held of record. The Board of Directors is divided into three classes and each year one class is elected to serve a three-year term. Holders of Common Stock are not entitled to the benefits of cummulative voting in the election of directors.

    The consent of the holders of either a majority or two-thirds of the outstanding shares of Preference Stock (depending on the matter) is required to effect such matters as the creation or authorization of any stock ranking prior thereto or on a parity therewith, the creation of authorization of any securities convertible into shares of stock ranking prior thereto or on a parity therewith, or any increase in the total authorized amount of Preference Stock or of any class of stock ranking prior thereto or on a parity therewith.

CHANGE IN CONTROL AND BUSINESS TRANSACTION PROVISIONS

    The Certificate of Incorporation (i) provides for the classification of directors, with three-year staggered terms, and a requirement of an affirmative vote of 80% of the outstanding shares of Common Stock to remove the entire Board of Directors; (ii) requires an affirmative vote of 80% of the outstanding shares of Common Stock (or the approval of two-thirds of the directors) to change the provisions of the

Bylaws relating to the classified Board of Directors; and (iii) requires the affirmative vote of 80% of the outstanding shares of Common Stock to approve certain Business Transactions (as defined therein) with a Related Person (defined below), unless approved by a majority vote of the Continuing Directors (as defined therein) or unless a certain minimum price requirement is met. Such provisions may have significant effects on the ability of stockholders of the Company to change the composition of an incumbent Board of Directors or to benefit from certain transactions, which are opposed by an incumbent Board of Directors.

    The term "Related Person" is defined in the Certificate of Incorporation to include a security holder who owns 20% or more of the outstanding shares of the Common Stock. The above provisions dealing with Business Transactions involving the Company and a Related Person may discriminate against a security holder who becomes a Related Person by reason of ownership of such amount of Common Stock.

CLASS A COMMON STOCK AND PREFERENCE STOCK

    The Board of Directors, without further action by the stockholders, may issue one or more series of Class A Common Stock or Preference Stock from time to time which may have terms more favorable than the Common Stock including preferential dividend, liquidation, redemption and voting rights. The Company may use the Class A Common Stock and the Preference Stock as an anti-takeover device since the Class A Common Stock and the Preference Stock may be issued with "super voting" rights and placed in the control of parties friendly to the current management, thus prolonging management's control of the Company. The New York Stock Exchange has in effect a rule which restricts the ability of the Company to issue Class A Common Stock and Preference Stock with such super voting rights. There are no shares of Class A Common Stock or Preference Stock issued or outstanding on the date hereof and the Company has no present intention of issuing such shares.

SHAREHOLDER RIGHTS PLAN

    The Company has adopted, a Shareholder Rights Plan pursuant to which holders of Common Stock outstanding on December 31, 1996 or issued thereafter have been granted one preference share purchase right (a "Right") attributable to each share of Common Stock. The following description of the Rights is not intended to be complete and is qualified in its entirety by reference to the Rights Agreement between the Company and First Chicago Trust Company of New York incorporated by reference in this prospectus (the "Rights Agreement"). Certain of the capitalized terms used in the following description have the meanings set forth in the Rights Agreement.

    Each Right, when it becomes exercisable, as described below, will entitle the registered holder to purchase one one-thousandth (1/1000(th)) of a share of Series A Participating Cumulative Preference Stock of the Company, no par value (the "Preference Stock"), at a purchase price of $115, subject to certain adjustments and other specified conditions. Initially, the Rights will be evidenced by the certificates of Common Stock of the Company, registered in the names of the holders thereof and will be transferred with and only with the Common Stock.

    The Rights become exercisable upon the occurrence of a Distribution Date, which is defined in the Rights Agreement as the earlier of (i) the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution) after the date on which any Person commences a tender or exchange offer which, if consummated, would result in such Person's acquiring beneficial ownership of more than 15% of the outstanding Common Stock (such Person being called an "Acquiring Person"), and (ii) the tenth business day after the first date of public announcement by the Company that a Person has become an Acquiring Person (the "Flip-in Date") or such other date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-in Date. The definition of "Acquiring Person" excludes certain persons, including certain persons which inadvertently acquire beneficial ownership of more than 15% of the outstanding Common Stock provided that such Person promptly agrees to divest and does promptly divest sufficient shares of Common Stock to reduce such Person's percentage of beneficial ownership below 15%.

    In the event that a Flip-in Date occurs, each Right (other than Rights beneficially owned by the Acquiring Person or any Affiliate or Associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company that number of shares of Common Stock of the Company having an aggregate Market Price (as defined in the Rights Agreement), on the date of the public announcement of an Acquiring Person's becoming such that gave rise to the Flip-in Date, equal to twice the Purchase Price for an amount in cash equal to the then current Purchase Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) of the then outstanding Rights (other than Rights beneficially owned by the Acquiring Person or any Affiliate or Associate thereof, which Rights have become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Distribution Date (the "Exchange Ratio"). Immediately upon such action by the Board of Directors (the "Exchange Time"), the right to exercise the Rights will terminate and each Right (other than Rights beneficially owned by the Acquiring Person or any Affiliate or Associate thereof, which Rights have become void) will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

    Whenever the Company shall become obligated under the preceding paragraph to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Preference Stock, at a ratio of one one-thousandth (1/1000th) of a share of Preference Stock for each share of Common Stock so issuable.

    In the event that the Company is acquired in a merger or other similar business combination entered into while the Acquiring Person is in control of the Board of Directors of the Company or 50% or more of the Company's assets or assets representing 50% or more of the Company's operating income or cash flow are transferred to an Acquiring Person or affiliate thereof, the Company shall take such action as necessary to ensure that the Rights will "flip-over" and entitle each holder of a Right to purchase capital stock of the acquiring corporation having a market value equal to twice the purchase price of the Preference Stock otherwise purchasable pursuant to a Right.

    At any time prior to the earlier of a Flip-in Date and the tenth anniversary of the Rights Agreement, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Under certain circumstances the Rights Plan may be amended from time to time by the Board of Directors of the Company without approval of the Company's stockholders.

    After the first date of public announcement by the Company that there is an Acquiring Person and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of Common Stock, the Board of Directors of the Company may elect to exchange each Right (other than Rights owned by the Acquiring Person) for shares of Common Stock of the Company at an exchange ratio of one share of Common Stock per Right.

    The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company without Board approval. The Rights will not interfere with any merger or other business combination with a third party approved by the Board of Directors of the Company since the Board of Directors may, at its option, at any time prior to a Flip-in Date, redeem all but not less than all of the then outstanding Rights as described above.

MISCELLANEOUS

    The outstanding Common Stock of the Company is, and the Common Stock, which may be offered from time to time, when issued and paid for will be, fully paid and non-assessable. Holders of Common Stock do not have any preemptive rights. On liquidation, after payment of the liquidation preferences of the Class A Common Stock and the Preference Stock, if any, the holders of the Common Stock will be entitled to receive all amounts remaining for distribution to stockholders.

    The Co-Transfer Agents for the Common Stock are First Chicago Trust Company of New York, New York, UMB Bank, N.A., Kansas City, Missouri and The R-M Trust Company, Toronto, Ontario, Canada. The Registrar for the Common Stock is First Chicago Trust Company of New York, New York, New York.

    The outstanding Common Stock of the Company is, and the shares of Common Stock, which may be offered from time to time, will be, unless otherwise provided in a prospectus supplement, listed on the New York, Pacific and Toronto Stock Exchanges.

                              PLAN OF DISTRIBUTION

    We may sell the Securities: (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers.

BY AGENTS

    Securities may be sold through agents designated by us. The agents agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

BY UNDERWRITERS

    If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own accounts. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the Securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

DIRECT SALES

    Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

    This prospectus may also be used by persons who purchase Securities directly from us and who wish to offer and sell those Securities, on terms then available, in transactions in which they may be deemed underwriters within the meaning of the Securities Act of 1933 (the "Act").

GENERAL INFORMATION

    Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Act, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

    We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                                 LEGAL OPINIONS

    The legality of the Securities will be passed upon for the Company by Blackwell Sanders Peper Martin LLP, Two Pershing Square, 2300 Main Street, Kansas City, Missouri 64108, and for the Underwriters by Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005. Milbank, Tweed, Hadley & McCloy from time to time provides legal services to the Company.

                                    EXPERTS

    The consolidated financial statements and schedules included in the Company's Annual Report on Form 10-K for the years ended December 31, 1997, 1996 and 1995, which are incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following is an itemized statement of estimated expenses to be paid by the Registrant in connection with the issuance and sale of the Securities being registered.

Securities and Exchange Commission registration fee (actual)......  $ 194,600
Stock Exchange listing fees.......................................     40,000
Accounting fees and expenses......................................     40,000
Printing fees.....................................................    175,000
Legal fees and expenses...........................................    120,000
Transfer Agent, Registrar and Trustee fees........................     30,000
Rating Agency fees................................................     45,000
Miscellaneous.....................................................     30,400
                                                                    ---------
  Total...........................................................  $ 675,000
                                                                    ---------
                                                                    ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law confers broad powers upon corporations incorporated in that state with respect to indemnification of any person against liabilities incurred by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity. The provisions of Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

    The Certificate of Incorporation of the Company contains a provision that eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

    There is in effect for the Company a dual phase insurance policy providing directors and officers with indemnification, subject to certain exclusions and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits or proceedings in connection therewith) arising from any negligent act, error, omission or breach of duty while acting in their capacity as directors and officers of the Company. The policy also reimburses the Company for liability incurred in the indemnification of its directors and officers.

    There is also in effect a Bylaw provision entitling officers and directors to be indemnified by the Company against costs or expenses, attorneys' fees, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with any action, suit or proceeding, including actions brought by or in the right of the Company, to which such persons are made or threatened to be made a party, by reason of their being a director or officer. Such right, however, may be made only as authorized by (i) a majority vote of quorum of disinterested directors, or (ii) if such quorum is not obtainable or, if obtainable, a majority thereof so directs, by independent legal counsel, or
(iii) by the stockholders of the Company, upon a determination that the person seeking indemnification acted in good faith and in the manner that he or she reasonably believed to be in or not opposed to the Company's best interest, or, if the action is criminal in nature, upon a determination that the person seeking indemnification had no reasonable cause to believe that such person's conduct was unlawful. This provision also requires the Company, upon authorization by the Board of Directors, to advance costs and expenses, including attorneys' fees, reasonably incurred in defending such actions; provided, that any person seeking such an advance first provide the Company with an undertaking to repay any amount as to which it may be determined such person is not entitled.

ITEM 16. EXHIBITS

EXHIBIT                                                   DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------

 1(a)        Form of Underwriting Agreement for Debt Securities.

 1(b)        Form of Underwriting Agreement for Common Stock.

*4(a)(1)     Certificate of Incorporation of the Registrant. (Exhibit 4(a)(1) to UtiliCorp United Inc.'s Annual
             Report on Form 10-K for the fiscal year ended December 31, 1991.)

*4(a)(2)     Certificate of Amendment to Certificate of Incorporation of the Registrant. (Exhibit 4(a)(1) to
             Registration Statement No. 33-16990, filed September 3, 1987.)

*4(a)(3)     Certificate of Amendment to Certificate of Incorporation of the Registrant. (Exhibit 4(a)(5) to
             Registration Statement No. 33-50260, filed July 31, 1992.)

*4(a)(4)     Certificate of Amendment to Certificate of Incorporation of the Registrant. (Exhibit 3.2 to UtiliCorp
             United Inc.'s Quarterly Report on Form 10-Q for the period ended June 30, 1998.)

*4(b)        Bylaws of the Registrant, as amended. (Exhibit 3.1 to UtiliCorp United Inc.'s Quarterly Report on
             Form 10-Q for the period ended June 30, 1998.)

*4(c)        Twentieth Supplemental Indenture, dated as of May 26, 1989, Supplement to Indenture of Mortgage and
             Deed of Trust, dated July 1, 1951. (Exhibit 4(d) to Registration Statement No. 33-45382.)

*4(d)(1)     Indenture, dated as of November 1, 1990, between the Company and The First National Bank of Chicago,
             Trustee. (Exhibit 4(a) to UtiliCorp United Inc.'s Current Report on Form 8-K, dated November 30,
             1990.)

*4(d)(2)     First Supplemental Indenture, dated as of November 27, 1990. (Exhibit 4(b) to UtiliCorp United Inc.'s
             Current Report on Form 8-K, dated November 30, 1990.)

*4(d)(3)     Second Supplemental Indenture, dated as of November 15, 1991. (Exhibit 4(a) to UtiliCorp United
             Inc.'s Current Report on Form 8-K, dated December 19, 1991.)

*4(d)(4)     Third Supplemental Indenture, dated as of January 15, 1992. (Exhibit 4(c)(4) to UtiliCorp United
             Inc.'s Annual Report on Form 10-K for the year ended December 31, 1991.)

*4(d)(5)     Fourth Supplemental Indenture, dated as of February 24, 1993. (Exhibit 4(c)(5) to UtiliCorp United
             Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992.)

*4(d)(6)     Fifth Supplemental Indenture, dated as of April 1, 1993. (Exhibit 4(c)(6) to UtiliCorp United Inc.'s
             Annual Report on Form 10-K for the year ended December 31, 1993.)

*4(d)(7)     Sixth Supplemental Indenture, dated as of November 1, 1994. (Exhibit 4(d)(7) to UtiliCorp United
             Inc.'s Registration Statement No. 33-57167, filed January 4, 1995.).

*4(d)(8)     Seventh Supplemental Indenture, dated as of June 1, 1995. (Exhibit 4 to UtiliCorp United Inc.'s
             Quarterly Report on Form 10-Q for the period ended June 30, 1995.)

*4(d)(9)     Eighth Supplemental Indenture, dated as of October 1, 1996. (Exhibit 4(b)(9) to UtiliCorp United
             Inc.'s Annual Report on 10-K for the year ended December 31, 1996.

*4(d)(10)    Ninth Supplemental Indenture, dated as of September 1, 1997. (Exhibit 4 to UtiliCorp United Inc.'s
             Quarterly Report on Form 10-Q for the period ended September 30, 1997).

EXHIBIT                                                   DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
 4(d)(11)    Form of Supplemental Indenture.

*4(e)        Form of Rights Agreement between UtiliCorp United Inc. and First Chicago Trust Company of New York,
             as Rights Agent. (Exhibit 4 to UtiliCorp United Inc.'s Quarterly Report on Form 10-Q for the period ended September 30, 1996.)

*4(f)        Indenture, dated as of June 1, 1995, Junior Subordinated Debentures. (Exhibit 4(d)(1) to UtiliCorp
             United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.)

             Long-term debt instruments of the Registrant in amounts not exceeding 10 per cent of the total assets of the Registrant and its subsidiaries on a consolidated basis will be furnished to the Commission upon request.

 5           Opinion of Blackwell Sanders Peper Martin LLP.

*12          Computation of Ratio of Earnings to Fixed Charges. (Exhibit 12 to UtiliCorp United Inc.'s Quarterly
             Report on Form 10-Q for the period ended September 30, 1998.)

23(a)        Consent of Arthur Andersen LLP, Kansas City, Missouri.

23(b)        Consent of Blackwell Sanders Peper Martin LLP. (included in opinion filed as Exhibit 5.)

24           Power of Attorney executed by certain officers and a majority of the Board of Directors of UtiliCorp
             United Inc.

25           Statement of Eligibility of Trustee.

------------------------

* Exhibits marked with an asterisk are incorporated by reference as indicated pursuant to Rule 411(c).

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume end price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant of the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of November, 1998:

                                UTILICORP UNITED INC.

                                By:               /s/ DALE J. WOLF
                                     -----------------------------------------
                                                    Dale J. Wolf
                                         VICE PRESIDENT, FINANCE, TREASURER
                                              AND CORPORATE SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of November, 1998.

          SIGNATURE                       TITLE
------------------------------  --------------------------

                                Chairman of the Board and
    RICHARD C. GREEN, JR.*        Chief Executive Officer
------------------------------    (Principal Executive
    Richard C. Green, Jr.         Officer)

                                Vice President, Finance,
       /s/ DALE J. WOLF           Treasurer and Corporate
------------------------------    Secretary (Principal
         Dale J. Wolf             Financial Officer)

                                Vice President, Controller
       JAMES S. BROOK*            and Chief Accounting
------------------------------    Officer (Principal
        James S. Brook            Accounting Officer)

RICHARD C. GREEN, JR.*
JOHN R. BAKER*
HERMAN CAIN*
                                A Majority of the Board of
ROBERT K. GREEN*                  Directors
IRVINE O. HOCKADAY, JR.*
STANLEY O. IKENBERRY *
ROBERT F. JACKSON, JR.*
AVIS G. TUCKER*

                                 As attorney-in-fact for
                                   the above-named officers
*By:      /s/ DALE J. WOLF         and directors pursuant
      -------------------------    to powers of attorney
            Dale J. Wolf           duly executed by such
                                   persons

                               INDEX TO EXHIBITS

  EXHIBIT                                                 DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------

1(a)         --Form of Underwriting Agreement for Debt Securities.

1(b)         --Form of Underwriting Agreement for Common Stock.

*4(a)(1)     --Certificate of Incorporation of the Registrant. (Exhibit 4(a)(1) to UtiliCorp United Inc.'s Annual
               Report on Form 10-K for the fiscal year ended December 31, 1991.)

*4(a)(2)     --Certificate of Amendment to Certificate of Incorporation of the Registrant. (Exhibit 4(a)(1) to
               Registration Statement No. 33-16990, filed September 3, 1987.)

*4(a)(3)     --Certificate of Amendment to Certificate of Incorporation of the Registrant. (Exhibit 4(a)(5) to
               Registration Statement No. 33-50260, filed July 31, 1992.)

*4(a)(4)     --Certificate of Amendment to Certificate of Incorporation of the Registrant. (Exhibit 3.2 to
               UtiliCorp United Inc.'s Quarterly Report on Form 10-Q for the period ended June 30, 1998.)

*4(b)        --Bylaws of the Registrant, as amended. (Exhibit 3.1 to UtiliCorp United Inc.'s Quarterly Report on
               Form 10-Q for the period ended June 30, 1998.)

*4(c)        --Twentieth Supplemental Indenture, dated as of May 26, 1989, Supplement to Indenture of Mortgage and
               Deed of Trust, dated July 1, 1951. (Exhibit 4(d) to Registration Statement No. 33-45382.)

*4(d)(1)     --Indenture, dated as of November 1, 1990, between the Company and The First National Bank of
               Chicago, Trustee. (Exhibit 4(a) to UtiliCorp United Inc.'s Current Report on Form 8-K, dated
               November 30, 1990.)

*4(d)(2)     --First Supplemental Indenture, dated as of November 27, 1990. (Exhibit 4(b) to UtiliCorp United
               Inc.'s Current Report on Form 8-K, dated November 30, 1990.)

*4(d)(3)     --Second Supplemental Indenture, dated as of November 15, 1991. (Exhibit 4(a) to UtiliCorp United
               Inc.'s Current Report on Form 8-K, dated December 19, 1991.)

*4(d)(4)     --Third Supplemental Indenture, dated as of January 15, 1992. (Exhibit 4(c)(4) to UtiliCorp United
               Inc.'s Annual Report on Form 10-K for the year ended December 31, 1991.)

*4(d)(5)     --Fourth Supplemental Indenture, dated as of February 24, 1993. (Exhibit 4(c)(5) to UtiliCorp United
               Inc.'s Annual Report on Form 10-K for the year ended December 31, 1992.)

*4(d)(6)     --Fifth Supplemental Indenture, dated as of April 1, 1993. (Exhibit 4(c)(6) to UtiliCorp United
               Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.)

*4(d)(7)     --Sixth Supplemental Indenture, dated as of November 1, 1994. (Exhibit 4(d)(7) to UtiliCorp United
               Inc.'s Registration Statement No. 33-57167, filed January 4, 1995.)

*4(d)(8)     --Seventh Supplemental Indenture, dated as of June 1, 1995. (Exhibit 4 to UtiliCorp United Inc.'s
               Quarterly Report on Form 10-Q for the period ended June 30, 1995.)

*4(d)(9)     --Eighth Supplemental Indenture, dated as of October 1, 1996. (Exhibit 4(b)(9) to UtiliCorp United
               Inc.'s Annual Report on 10-K for the year ended December 31, 1996.)

*4(d)(10)    --Ninth Supplemental Indenture, dated as of September 1, 1997. (Exhibit 4 to UtiliCorp United Inc.'s
               Quarterly Report on Form 10-Q for the period ended September 30, 1997.)

4(d)(11)     --Form of Supplemental Indenture.

  EXHIBIT                                                 DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
*4(e)        --Form of Rights Agreement between UtiliCorp United Inc. and First Chicago Trust Company of New York,
               as Rights Agent. (Exhibit 4 to UtiliCorp United Inc.'s Quarterly Report on Form 10-Q for the period ended September 30, 1996.)

*4(f)        --Indenture, dated as of June 1, 1995, Junior Subordinated Debentures. (Exhibit 4(d)(1) to UtiliCorp
               United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.)

             Long-term debt instruments of the Registrant in amounts not exceeding 10 per cent of the total assets of the Registrant and its subsidiaries on a consolidated basis will be furnished to the Commission upon request.

 5           --Opinion of Blackwell Sanders Peper Martin LLP.

*12          --Computation of Ratio of Earnings to Fixed Charges. (Exhibit 12 to UtiliCorp United Inc.'s Quarterly
               Report on Form 10-Q for the period ended September 30, 1998.)

23(a)        --Consent of Arthur Andersen LLP, Kansas City, Missouri.

23(b)        --Consent of Blackwell Sanders Peper Martin LLP. (included in opinion filed as Exhibit 5.)

24           --Power of Attorney executed by certain officers and a majority of the Board of Directors of
               UtiliCorp United Inc.

25           --Statement of Eligibility of Trustee.

------------------------

*Exhibits marked with an asterisk are incorporated by reference as indicated pursuant to Rule 411(c).

                                      E-2